Exhibit 16.1

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington, D.C. 20549

June 14, 2002

Dear Sir/Madam:

We have read the statements made in the first, second, fourth and fifth paragraphs of Item 4, to be included in the Form 8-K of Moto Photo, Inc. Salary Savings Plan, dated June 14, 2002, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

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Arthur Andersen LLP

Copy: Alfred E. Lefeld

Chief Financial Officer